- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.24a-12

                                 WENDT-BRISTOL
- --------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                 WENDT-BRISTOL
- --------------------------------------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
     (4) Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:
- ---------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

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- --------------------------------------------------------------------------------

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

 NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Stockholders of The Wendt-Bristol Health Services Corporation (the "Company"), a Delaware corporation, will be held on Thursday, June 15, 1995, at 11:00 a.m., at Suite 760, Two Nationwide Plaza, 280 North High Street, Columbus, Ohio for the following purposes:

 (1) To elect six (6) directors as members of the Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified; and

 (2) To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

 The holders of record of Common Stock of the Company at the close of business on April 28, 1995, will be entitled to notice of, and to vote at, the meeting.

 For a period of at least ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be open for examination of any stockholder during ordinary business hours at the Company's offices at Suite 760, Two Nationwide Plaza, 280 North High Street, Columbus, Ohio 43215.


                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         Sandra W. Weber, Secretary

Columbus, Ohio
May 5, 1995


                       __________________________________

 You are cordially invited to attend the meeting in person. Even if you plan to be present, you are urged to sign, date and mail the enclosed proxy promptly. However, if you attend the meeting, you may vote in person or by your proxy.

PLEASE NOTE THAT A COPY OF THE COMPANY'S 1994 ANNUAL REPORT AND FORM 10-K IS ENCLOSED HEREWITH.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION

                                PROXY STATEMENT

                                    for the

                         ANNUAL MEETING OF STOCKHOLDERS
                            To be Held June 15, 1995



                                    GENERAL

 This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Wendt-Bristol Health Services Corporation (the "Company"). The proxy solicited in connection with this proxy statement will be used at the Annual Meeting of Stockholders of the Company for 1995 to be held on Thursday, June 15, 1995, at 11:00 a.m., at Suite 760, Two Nationwide Plaza, 280 North High Street, Columbus, Ohio 43215, and at any adjournment thereof, for the purposes set forth in the foregoing notice of the meeting.

 Properly executed proxies received in time for the meeting will be voted as specified therein. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked upon written notice to either of the persons named as a proxy or to the Secretary of the Company at any time before it is exercised, by voting in person at the meeting or by giving a later proxy. This proxy statement, along with the Annual Report on Form 10-K for the year ended December 31, 1994 is being mailed on or about May 5, 1995 to all stockholders of record on April 28, 1995.

 The cost of soliciting proxies, including the printing, handling and mailing of the proxy and related materials and the actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy materials to the beneficial owners of stock, will be paid by the Company. If proxies are not returned to the Company, it may be necessary for certain officers, directors, employees and other representatives of the Company to solicit proxies by telephone or telegram or in person.

 The Company's principal executive offices are located at Suite 760, Two Nationwide Plaza, 280 North High Street, Columbus, Ohio 43215, and its telephone number is (614) 221-6000.

 The shares entitled to vote at the meeting consist of shares of common stock of the Company ("Common Stock") with each share entitling the holder of record to one vote. At the close of business on April 28, 1995, the record date for the meeting, there were outstanding 6,219,758 shares of Common Stock.

                             ELECTION OF DIRECTORS

 At the meeting, six (6) directors are to be elected to hold office until the 1996 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

 It is the intention of the persons named in the enclosed form of proxy to vote such proxy FOR the election of the director nominees named below unless authorization is withheld on the proxy. Management does not contemplate that any nominee will be unable or unwilling to serve as a director or become unavailable for any reason, but if such should occur before the meeting, a proxy voted for any such individual will be voted for another nominee to be selected by the Board of Directors.

 The enclosed form of proxy provides a means for stockholders to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Each properly executed proxy received in time for the meeting will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the nominees listed therein or, as noted above, for other nominees selected by the Board of Directors. The shares held by each stockholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

 The Board of Directors has designated the following nominees, each of whom is presently a director of the Company, for election as directors of the Company:

 Name                Age   Current Positions with Company
 ----                ---   ------------------------------
Marvin D. Kantor     66    Chairman of the Board, Director

Sheldon A. Gold     52     President, Treasurer, Chief Executive Officer, Chief Financial and Accounting Officer,
                           Director, member of Audit Committee

Reed A. Martin      41     Executive Vice President, Chief Operating Officer and Director

Harold T. Kantor    61     Vice Chairman of the Board, Director

Paul H. Levine      54     Director, member of Audit Committee

Gerald M. Penn      57     Director, member of Audit Committee

The Board of Directors and Audit Committee met one time in 1994.

 Reference is made to Part III of the Form 10-K for information as to the Business Experience of Directors, Executive Compensation, Security Ownership of Certain Beneficial Owners and Management, and Certain Relationships and Related Transactions. Such Security Ownership is shown as of March 2, 1995; to the knowledge of management of the Company, there has not been any material change in such Security Ownership since that date.

                               PERFORMANCE GRAPHS

This chart graphs the Company's performance in the form of cumulative total return to shareholders from December 31, 1989 until December 31, 1994 in comparison to Standard and Poor's 500 and Standard and Poor's 500 Healthcare Composite index.

                                                    Indexed/Cumulative Returns

                                              Base
                                             Period    Return  Return  Return  Return  Return
Company\Index Name                            1989      1990    1991    1992    1993    1994
===============================================================================================
WENDT-BRISTOL HEALTH SERVICES CORP.             100      89.03  132.04   88.03   86.02   38.47

S&P 500 INDEX                                   100      96.90  126.42  136.05  149.76  151.74

S&P 500 HEALTHCARE COMP INDEX                   100     117.45  180.89  151.42  138.70  156.89

This total shareholders return model assumes reinvested dividends. Prepared by Standard & Poor's Compustat, a division of McGraw-Hill.

                             SELECTION OF AUDITORS

 The firm of Hausser + Taylor has been the independent auditors since 1992 based upon the recommendation of the Audit Committee. A representative of Hausser + Taylor will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

 Any proposals of shareholders which are intended to be presented at the next annual meeting of shareholders must be received by the Company at its principal executive offices by January 15, 1996. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER MATTERS

 The Board knows of no other matters to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote in their discretion upon such matters in accordance with their judgement.

 You are urged to sign, date and return the enclosed proxy in the envelope provided. No postage is required if the envelope is mailed from within the United States. If you subsequently decide to attend the Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.


                                BY ORDER OF THE BOARD OF DIRECTORS

Columbus, Ohio                  Sandra W. Weber, Secretary
May 5, 1995

                                    PART III


ITEM 10.       DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

                 The following table and the text following the table set forth certain information with respect to the Directors and Executive Officers (being all of the Directors of the Company, except for Dr. Penn and Mr. Levine) of the Company. Each Director serves until the next Annual Meeting of Stockholders of the Company and until his successor is elected and qualifies, unless such Director resigns or dies prior thereto. Each Executive Officer serves at the pleasure of the Board.

                               NAME                 AGE                 CURRENT POSITIONS WITH COMPANY
                               ----                 ---                 ------------------------------
                     Marvin D. Kantor               66          Chairman of the Board, Director

                     Sheldon A. Gold                52          President, Treasurer, Chief Executive Officer,
                                                                 Chief Financial and Accounting Officer,
                                                                 Director, member of Audit Committee

                     Reed A. Martin                 41          Executive Vice President, Chief Operating
                                                                 Officer and Director

                     Harold T. Kantor               61          Vice Chairman of the Board, Director

                     Paul H. Levine                 54          Director, member of Audit Committee

                     Gerald M. Penn                 57          Director, member of Audit Committee


                 Marvin D. Kantor has been Chairman of the Board since May 1988; prior to June 1993 he had also been President and Chief Executive Officer of the Company and W-B since May 1988. In addition, he has been the sole Director of W-B since 1990. He is a brother of Harold T. Kantor.

                 Sheldon A. Gold is a certified public accountant and has been President and Chief Executive Officer of the Company since June 1993. Prior thereto and since March 1992 he had been Vice Chairman of the Board and since May 1988 he had been Executive Vice President, Treasurer, and Chief Financial and Accounting Officer of the Company. He again became Treasurer and Chief Financial and Accounting Officer of the Company in July 1992. In addition, he has been a Director of the Company since May 1988. He has also been the President of W-B since June 1993, Executive Vice President between 1979 and June 1993, a Director of W-B from 1979 to August 1990 (when Marvin
                 D. Kantor became the sole director), and Chief Financial and Accounting Officer of W-B since 1979.

                 Reed A. Martin, elected as a Director in May 1992, has since June 1993 been Executive Vice President and Chief Operating Officer, since May 1991 he had been a Senior Vice President of the Company supervising operations. Prior thereto he was General Manager of the midwest wholesale medical supply operations of Foster Medical Supply, Inc. which in April 1990 had acquired the wholesale medical supply division of W-B.
                 Mr. Martin had been the Operations Manager of W-B in the period 1982-88 and thereafter until April 1990 he was Vice President and General Manager of W-B's wholesale medical supply division. Mr. Martin is a son-in-law of Marvin D. Kantor.

                 Harold T. Kantor has been Vice-Chairman since June 1993 and a Director of the Company since May 1988. In addition, he has been Vice President of W-B since October 1985 and a Director from 1979 to August 1990. He is a brother of Marvin D. Kantor.





                                     III-1

ITEM 10.       DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

                 Paul H. Levine has been a Director since January, 1990. He is President of Levine Asset Management, a registered investment advisor. Mr. Levine is an attorney and a certified public accountant and has been active in venture capital, investment banking and financial consulting since 1972. He is also a Director of Learning Technologies, Inc.

                 Dr. Gerald M. Penn, M.D., Ph.D., was elected as a director on February 8, 1995. He replaces William G. Brewer (who died in February, 1994) and will serve on the audit and stock option committees. Dr. Penn, who specializes in pathology, hematology and immunopathology has been the medical director of Grant Medical Center's Department of Laboratory Medicine. He has served many professional societies and boards including his current position as secretary-treasurer of The Academy of Medicine of Columbus and Franklin County.

                 William G. Brewer was a director and member of the Audit
                 Committee from 1988 until his death in February 1994.   Mr.
                 Brewer was a former Director of African Project Development with Westinghouse Electric Corporation. He had been retired since 1976.

ITEM 11.       EXECUTIVE COMPENSATION

                 GENERAL. The following table sets forth the total annual compensation paid or accrued by the Company and its subsidiaries to or for the account of (i) the President (the chief executive officer) of the Company and (ii) for the Company's most highly compensated executive officers other than the chief executive officer who were serving as executive officers at December 31, 1994 and with respect each of whom such compensation exceeded $100,000.





                                     III-2

ITEM 11.                  EXECUTIVE COMPENSATION (CONTINUED)

                           SUMMARY COMPENSATION TABLE
                           --------------------------
                                                                                    LONG-TERM

                                                                                  COMPENSATION
                                                                                  ------------

                                                  ANNUAL COMPENSATION             AWARDS
                                                  -------------------             ------

                                                                                   SECURITIES
                                                                                  UNDERLYING
                        NAME AND                                                  OPTIONS/            ALL OTHER
                 PRINCIPAL POSITION              YEAR     SALARY ($)              SARS (#)           COMP. ($)**
                 ------------------              ----     ----------              --------           -----------

                 Sheldon A. Gold                 1994     $   140,000                *              $       -
                 President, Chief                1993         136,192                *                    11,649
                 Executive Officer,              1992         133,519                *                    11,649
                 Treasurer, and
                 Chief Financial and
                 Accounting Officer

                 Marvin D. Kantor                1994         127,404                *                    59,609
                 Chairman of the                 1993         125,000                *                    59,609
                 Board                           1992         131,635                *                    66,433

                 Harold T. Kantor                1994         110,000                *                    22,513
                 Vice Chairman of                1993         110,000             25,000                  16,947
                 the Board                       1992         116,346                *                    21,170

                 ________________
                 *   Not applicable

                 ** Includes life insurance premiums paid by the Company for each of named persons (see Note
                 11 of the Notes to the Consolidated Financial Statements herein).  For the fiscal year ended
                 December 31, 1994, the amounts paid by the Company for each of the named persons is:


                                                                              LIFE
                             NAME                                          INSURANCE
                             ----                                          ---------


                             Marvin D. Kantor                           $   59,609
                             Harold T. Kantor                               22,513





                                     III-3

                 OPTIONS. The following table sets forth information respecting the grant by the Company of options to purchase shares of its Common Stock and other information related to options granted by the Company:

                                     OPTION/SAR GRANTS IN LAST FISCAL YEAR



                                            INDIVIDUAL GRANTS
                                            -----------------



                                        NUMBER OF       % OF TOTAL
                                        SECURITIES      OPTIONS/SARS     EXERCISE
                                        UNDERLYING      GRANTED TO       OR BASE              GRANT DATE
                                       OPTIONS/SARS    EMPLOYEES IN      PRICE    EXPIRATION   PRESENT
NAME                                    GRANTED (#)     FISCAL YEAR      ($/SH)     DATE      VALUE ($)
- ----                                    -----------     -----------      ------     ----      ---------
                                                            None




                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
                 --------------------------------------------------------------------------------
                                                                                             VALUE OF
                                                                          NUMBER OF        UNEXERCISED
                                                                         UNEXERCISED       IN-THE-MONEY
                                                                       OPTIONS/SARS AT     OPTIONS/SARS
                                                                        FY-END-# SHRS      AT FY END-$
                                                                        -------------      -----------
                                          SHARES
                                         ACQUIRED           VALUE         EXERCISABLE/       EXERCISABLE/
                                        ON EXERCISE       REALIZED       UNEXERCISABLE     UNEXERCISABLE
                                        -----------       --------       -------------     -------------
                 Sheldon A. Gold            0              0              50,000/0             0/0

                 Harold T. Kantor           0              0              25,000/0             0/0

                 ________________

                 All options held by Messrs. Gold and Harold T. Kantor were exercisable at December 31, 1994. None were "in-the-money". American Stock Exchange reported quotations for the Common Stock of the Company on December 30, 1994, are: high, $.4375; low, $.375; and close, $.4375; such prices on March 2, 1995 are: high, $.4375; low, $.375; and close, $.375. The exercise price of each of Mr. Gold's options is $1.125 and the options expire on December 31, 1995; the exercise price of each of the options of Mr. Harold T. Kantor is $1.25 and the options expire on June 3, 1998.





                                     III-4

                 STOCK OPTION PLAN. In 1983, the Company adopted an Incentive Stock Option Plan which was amended in 1989 (as amended, the "Plan"). Pursuant to the Plan, the Company is authorized to grant stock options to purchase up to 250,000 shares of Common Stock of the Company, subject to anti-dilution provisions, to key personnel, including eligible directors, officers and employees of the Company. In the event that any option granted under the Plan shall terminate prior to its exercise in full for any reason, then the shares subject to the option not acquired by exercise of the option shall be added to the shares otherwise available for the grant of options under the Plan. Options granted under the Plan may be those intended to qualify as "incentive stock options", as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or those not intended so to qualify. At March 2, 1995, options to purchase an aggregate of 67,000 shares of Common Stock of the Company, subject to anti-dilution provisions, could still be granted under the Plan.

                 The Plan is currently administered by a Committee of the Board of Directors of the Company consisting of Messrs. Levine and Penn, which have the authority (except with respect to stock options to Non-Employee Directors [as defined in the Plan, i.e., directors of the Company who are not also employees of the Company, who have served as directors for twelve consecutive full calendar months, and who at the end of such period are continuing to serve as directors] which are mandated by the Plan) to determine the grantees of the options, whether options granted are to be "incentive stock options" or non-incentive stock options except that Non-Employee Directors must receive non-incentive stock options, the number of shares to be covered by each option, the time at which each option is exercisable, the method of payment, and certain other provisions of the option. Options may be granted for a term not to exceed 10 years (five years with respect to a 10% stockholder) and are not transferable or assignable other than by will or the laws of descent and distribution.

                 An option may be exercised within twelve months after the death or disability of the optionee, to the extent the option was exercisable at the time of death or disability. The exercise price of all options (other than non-incentive stock options granted to persons other than Non-Employee Directors) must be at least equal to the fair market value of shares of Common Stock of the Company on the date of grant, or 110% of such fair market value with respect to any optionee who is a 10% stockholder of the Company.

                 The Plan will terminate on April 25, 2001. The Board of Directors of the Company may, however, terminate the Plan at any time prior to such date. Termination of the Plan will not alter or impair, without the consent of the optionee, any of the rights or obligations under any option theretofore granted under the Plan.

                 The Plan provides that no option granted thereunder shall be exercisable if the Company shall, at any time and in its sole discretion, determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any shares otherwise deliverable upon such exercise, or (ii) the consent or approval of any regulatory body of the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of such events, the exercisability of the option is suspended and is not effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exercisability has been suspended.





                                     III-5

                 The Plan also provides that the Board or, if so designated, the Committee (of directors of the Company appointed to administer the Plan) may require, as a condition to the right to exercise an option, that the Company receive from the option holder, at the time of any such exercise, the representation, warranties and agreements to the effect that the shares acquired upon exercise of such options are being purchased by the option holder only for investment and without any present intention to sell or otherwise distribute such shares and that the option holder will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933 and the rules and regulations thereunder. The certificates issued to evidence such shares will bear appropriate legends summarizing such restriction on the disposition thereof.


                 SPLIT-DOLLAR INSURANCE POLICIES. The following table sets forth information as of December 31, 1994, concerning split-dollar insurance policies on the lives of the named persons in the Summary Compensation Table (1):

                                                 INITIAL
                                                  FACE
                                                AMOUNT OF
                 NAME OF INSURED (2)             POLICY              ISSUED
                 -------------------             ------              ------


                 Marvin D. Kantor          $    1,500,000      (3)   06/08/92
                 Sheldon A. Gold                  375,000      (4)   09/11/86
                 Harold T. Kantor                 350,000      (3)   04/28/92
                 Harold T. Kantor                 150,000      (3)   06/28/93




                 The Company, pursuant to split-dollar agreements, has purchased life insurance on the lives of certain officers (including named persons in the Summary Compensation Table) and key employees on a "split-dollar" basis. The program is designed so that advances of premium payments (the "advances") the Company makes on behalf of each insured are collateralized by assignment of the related life insurance policy (i.e., the accumulated policy cash value and the policy death benefit).


                 The insured person owns the policy and, with the consent of the Company, is permitted to borrow from the cash surrender value of the policy.

                 Under the "split-dollar" agreements, the Company upon death or other separation from service of the insured receives the return of the advances from the death benefits or cash surrender value, if any, of the policy, as the case may be.

                 SECTION 401(K) PLAN. Effective July 1, 1989, the Company established a Plan and Trust (the "Plan") intended to comply with the provisions of Section 401(k) of the Internal Revenue Code.

                 _________________________

                 (1) See footnote to the Summary Compensation Table for information respecting Company premium payments for the fiscal year ended December 31, 1994.

                 (2) The beneficiaries of all policies are the spouses or children of the insured.

                 (Footnotes continued on following pages)





                                     III-6

                 All full-time (as defined) employees of the Company and of its subsidiaries (collectively referred to under this sub-caption as the "Company") who were employees on July 1, 1989, and persons who became employees thereafter and are continuously employed for one year are eligible to participate in the Plan. Under the Plan, an eligible employee who elects to participate defers a portion (the "Portion") of his compensation, as defined, the Portion being up to the maximum which will not cause the Plan to favor Highly-Compensated Employees, as defined, or cause the Plan to exceed the maximum amount allowable as a deduction to the company under Section 404 of the Code. The Company contributes under the Plan, for the account of such eligible employee, an amount equal to the Portion; in substance the contribution is being made by the eligible employee.

                 The Plan provides that the Company shall make a contribution (which is in addition to the contribution referred to in the preceding sentence and shall be in shares of Common Stock of the Company) equal to 10% of the aggregate amount of all contributions made by participants, except that for this purpose a maximum of 10% of the compensation of each participant is taken into account. The Plan also provides that the Company may contribute a discretionary amount to all participants out of its current or accumulated Net Profit, as defined, for the applicable Fiscal Year, as defined.

                 All contributions of the participant vest immediately. Contributions of the Company vest in accordance with the number of Years of Service, as defined, of the participant with vesting of 20% after one year of Service and thereafter increasing by 20% increments for each Year so that after five years or more of Service, the Company's contributions become fully vested. Notwithstanding the foregoing, the Company's contributions fully vest upon the retirement of a participant at his Normal Retirement Date or Early Retirement Date, as defined; upon the death of a participant before his Retirement Date, as defined, or certain other termination of his employment; in the event of a participant's Total and Permanent Disability, as defined, prior to his Retirement Date, as defined, or other Disability, as defined, prior to his Retirement Date or other termination of his employment; or in the event that the Plan is terminated in whole, or to the extent particular participants are affected thereby, in part.

                 The Trustee under the Plan, Merrill Lynch Trust Company, invests cash contributed or otherwise held under the Plan as it is instructed by the employee participants, who have the discretion of fund selection.

                 Distributions from the Plan are made on a participant's Normal Retirement Date, Early Retirement Date, death, Total and Permanent Disability, or the termination of employment for any reason other than the foregoing. Advance distributions on account of hardship may be made in limited circumstances as provided in the Plan.

                 Payment of vested amounts are made in accordance with directions of the Committee, appointed by the Company to act under the Plan, either in one lump sum payment or in annual cash installments over a period not to exceed 10 years.

                 COMPENSATION OF DIRECTORS. Non-employee Directors of the Company receive $650 for each meeting of the Board of Directors of the Company which they attend and such Directors are also reimbursed for any expenses incurred. In addition, beginning January 1, 1995 all non-employee directors are compensated $500 per month for serving as director of the Company. No additional amounts are paid for committee participation.

                 _________________________

                 (Footnotes continued on following page)


                                     III-7

                 In addition, Non-Employee Directors have been granted stock options under the Plan (see "Item 11. Executive Compensation
                 - Stock Option Plan") to purchase shares of Common Stock of the Company. Non-Employee Directors are defined in the Plan as Directors of the Company who are not also employees of the Company, who have served as Directors for twelve consecutive full months, and who at the end of such period are continuing to serve as Directors. Each of William G. Brewer, Paul H. Levine, and Michael R. Sussman received, pursuant to the forgoing provision of the Plan, options on July 11, 1991, to purchase up to an aggregate of 10,000 shares of the Common Stock of the Company at a price of $.75 per share, subject to anti-dilution provisions of the Plan. Mr. Sussman subsequently resigned as a Director of the Company without having exercised any of his options and the options thereupon lapsed. Each of Messrs. Brewer and Levine were granted options on May 13, 1992, to purchase up to an aggregate of 5,000 shares of the Common Stock of the Company (this aggregate of 10,000 shares being equal to the number of shares with respect to which Mr. Sussman had held options) at a price of $1.375 per share, subject to anti-dilution provisions. The Plan also provides for a grant of additional stock options to each Director who received an option ("initial option") as hereinbefore described, each of such additional options to provide for the purchase of an aggregate maximum of 1,000 shares of Common Stock of the Company at a price per share equal to the fair market value of the Common Stock of the Company on the date of grant, subject to anti-dilution provisions, one of such additional options to be granted on each successive anniversary of the date of grant of the initial option, provided that such Director continues on such anniversary to be a Non-Employee Director. Pursuant to this provision of the Plan, each of Messrs. Brewer and Levine received on July 11, 1992, options to purchase an aggregate of 1,000 shares of the Common Stock of the Company at a price of $1.375 per share, subject to anti-dilution provisions; each of them received on July 11, 1993, options to purchase an aggregate of 1,000 shares of the common stock of the Company at a price of $1.0625 per share, subject to antidilution provisions; and Messr. Levine received on July 11, 1994, options to purchase an aggregate of 1,000 shares of the common stock of the Company at a price of $.6875 per share, subject to antidilution provisions. Each of the stock options referred to in this paragraph are exercisable commencing on the date of grant and ending on the fifth anniversary of such date. None of the options referred to in this paragraph has been exercised.

                 Mr. Brewer died in February 1994; under the provisions of the Plan, Mr. Brewer's legatees could have exercised in whole or part within twelve months of the date of death the aforementioned options held by him on the date of death; none of such options were exercised.

ITEM 12.       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                 The table below presents as of March 2, 1995, certain information (1) with respect to any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities and
                 (2) as to each class of equity securities of the Company or any of its parents or subsidiaries, other than directors' qualifying shares, beneficially owned by each director and executive officer of the Company and by all directors and executive officers of the Company as a group.

                 _________________________

                 (Footnotes continued from previous pages)

                 (3) Each of the policies are increasing death benefit policies (through use of dividends) and have replaced a previous universal life policy.

                 (4) The policy is of the universal life nature, whereby the cash value is added to the face value at all times, including death.

                                     III-8

ITEM 12.                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (CONTINUED)


                                NAME AND ADDRESS        AMOUNT AND NATURE AND      PERCENT
      TITLE OF CLASS         OF  BENEFICIAL OWNER*      BENEFICIAL OWNERSHIP(1)    OF CLASS(2)
      --------------         ----------------------     -----------------------    -----------
       Common Stock          Marvin D. Kantor                855,320  (8)           13.52%

       Common Stock          Harold T. Kantor                247,475  (3)            3.91%

       Common Stock          Sheldon A. Gold                 106,375  (4)            1.68%

       Common Stock          Reed A. Martin                   29,430  (5)              -

       Common Stock          Paul H. Levine                   18,500  (6)              -

       Common Stock          All Directors and             1,257,100  (7)           19.87%
                             Executive Officers
                             As a Group
                             (6 persons)

       Common Stock          Commonwealth                    500,000  (8)            7.90%
                             of Pennsylvania
                             Insurance Department
                             901 N. 7th Street
                             Harrisburg, PA 17102

                 ___________________

                 *  Addresses for persons included in a capacity other than Directors or Executive Officers.

(1) The individuals named have direct ownership and sole voting and investment power, except as otherwise indicated.

(2)                       Percent of class shown net of treasury shares (see
                          (8) below). Except as otherwise indicated, shares owned by the individuals named represent less than 1% of the outstanding shares of Common Stock of the Company.

(3) Includes 25,000 shares which Mr. Kantor may acquire by exercising options granted to him under the Company's Stock Option Plan.

(4)                       Includes 13,750 shares of Common Stock which Mr. Gold
                          may acquire by exercising     Warrants and 50,000
                          shares of Common Stock which he may acquire by exercising options granted to him under the Company's Stock Option Plan.

(5)                       Includes 1,100 shares of Common Stock which Mr.
                          Martin may acquire by exercising    Warrants and
                          25,000 shares of Common Stock which he may acquire by exercising options granted to him under the Company's Stock Option Plan.

                 _________________________

                 (Footnotes continued on following page)





                                     III-9

ITEM 13.       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                 MHK Corp., of which Marvin D. Kantor, Harold T. Kantor, and Sheldon A. Gold are the sole shareholders, has incurred indebtedness to the Company. The largest amount of such indebtedness outstanding in 1994 was $121,818; 1993 was $94,400; and in 1992 was $114,800. On February 28, 1995, the
                 amount of such indebtedness outstanding was $113,607. No interest is paid or charged on such indebtedness.

                 The President and CEO of the Company has incurred indebtedness to the Company. The largest amount of such indebtedness outstanding in 1994 was $146,454; 1993 was $102,754 and 1992 was $84,554.

                 Pursuant to a ten-year lease entered into in 1985, the Company leases a warehouse facility from a partnership of which the Kantors are the partners. Effective May 1, 1992, a renewal option was exercised on the leased warehouse facility extending its term to 2005. During the extension, the annual rent of $66,000 will continue to be payable by the Company; however, approximately $24,000 of the amount due annually is to be applied against the amount due the Company from MHK Corp. The Company will also collect approximately $18,500, through 1996, from a sub-tenant of part of the premises. In May 1992, the Company received a second mortgage on the warehouse facility as collateral for the amount remaining due from MHK Corp.

                 Certain executive officers and directors of the Company were limited partners owning less than an aggregate 10% interest in 1275 Olentangy River Road Limited Partnership and certain executive officers and directors of the Company were limited partners owning less than an aggregate 10% interest in Wendt-Bristol Diagnostics Company L.P. W-B was the general partner of 1275 Olentangy River Road Limited Partnership which owned and operated a medical office building in Columbus, Ohio. A subsidiary of W-B is the general partner of Wendt-Bristol Diagnostics Company L.P. which owns and operates an outpatient medical diagnostic imaging center in Columbus, Ohio (see Note 14).

                 See also Note 11 of the Notes to Consolidated Financial Statements.

                 _________________________

                 (Footnotes continued from previous page)

                 (6) Includes 18,000 shares of Common Stock which Mr. Levine may acquire by exercising options granted under the Company's Stock Option Plan.

                 (7) Includes 14,850 shares of Common Stock which may be acquired by exercise of Warrants and 118,000 shares which may be acquired by exercise of options granted under the Company's Stock Option Plan.

                 (8) The Commonwealth of Pennsylvania shares were held in a voting trust at March 2, 1995. As a result of the voting trust, Marvin D. Kantor has total voting power of 21.57% of the common stock. See Notes 2 and 14A of the Notes to the Consolidated Financial Statements herein.





                                     III-10

PROXY
                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby (1) acknowledges receipt of the 1994 Annual Report on Form 10-K and the Notice of Annual Meeting of Stockholders of The Wendt-Bristol Health Services Corporation (the "Company") to be held at Suite 760, Two Nationwide Plaza, 280 North High Street, Columbus, Ohio 43215 on June 15, 1995 beginning at 11:00 a.m., Columbus time, and the Proxy Statement in connection therewith; and (2) appoints Marvin D. Kantor and Sheldon A. Gold, and each of them, his proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

    The undersigned directs that his proxy be voted as follows:

    1. ELECTION OF DIRECTORS:
      / / AUTHORITY to vote for all     / / WITHHOLD AUTHORITY to vote for all
          nominees listed below             the nominees listed below.
          (except as marked to the contrary below)

       NOMINEES: Marvin D. Kantor, Harold T. Kantor, Sheldon A. Gold, Reed A. Martin, Paul H. Levine, and Gerald M. Penn

       (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

       -------------------------------------------------------------------------

    2. IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.
         This proxy will be voted as specified above. If no specification is made, this proxy will be voted FOR the election of Director nominees named in item 1 above.
                  (Continued and to be signed on reverse side)



                          (Continued from other side)

    The undersigned hereby revokes any proxy or proxies heretofore given to vote or act with respect to the Common Stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

    If more than one of the proxies named shall be present in person or by substitute at the meeting or at any adjournment thereof, both of the proxies so present and voting, either in person or by substitute, shall together exercise all of the powers hereby given.

    Please date, sign, and mail this proxy in the enclosed envelope. No postage is required.
                                                   Dated:_________________, 199_

                                                   _____________________________
                                                     Signature of Stockholder

                                                   _____________________________
                                                     Signature of Stockholder

                                                    Please date this proxy and
                                                   sign your name exactly as it
                                                   appears at the left. Where
                                                   there is more than one owner,
                                                   each should sign. When
                                                   signing as an attorney,
                                                   administrator, executor,
                                                   guardian or agent, please add
                                                   your title as such. If
                                                   executed by a corporation,
                                                   the proxy should be signed by
                                                   a duly authorized officer.